UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014 (June 13, 2014)

Solera National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.
Lakewood, CO 80226
303-209-8600
(Address and telephone number of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01    Changes in Control of Registrant.

To the extent required, the information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2014, six of the Company’s seven directors - Maria G. Arias, Ron Eller, Ray L. Nash, David N. Roberts, Larry D. Trujillo, Kent C. Veio - resigned from the Company’s and the Bank's board of directors. The decision to resign from their directorships is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Contemporaneously with the effectiveness of those resignations, the board of directors reduced the size of the board to two and resolved to appoint Mr. Michael Quagliano to the board to serve with Mr. John Carmichael, the lone remaining director. Mr. Quagliano subsequently refused to serve on the board. Accordingly, on June 17, 2014, Mr. Carmichael filled the vacancy intended for Mr. Quagliano with David N. Roberts.

The Company thanks Ms. Arias, Mr. Eller, Mr. Nash, Mr. Trujillo and Mr. Veio for their service and commitment as directors.

Item 8.01    Other Events.

On June 17, 2014, the Company issued a press release relating to the changes in the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of June 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: June 18, 2014	By:	/s/ John P. Carmichael
	Name:	John P. Carmichael
	Title:	President and Chief Executive Officer